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                                                                  EXHIBIT 10.43


          FIRST AMENDED AND RESTATED MOMED HOLDING CO. SELF INSURED
              DIRECTORS AND OFFICERS LIABILITY TRUST AGREEMENT


     WHEREAS, MOMED HOLDING CO. executed a Self Insurance Directors and Officers Liability Trust Agreement on December 1, 1989, and

     WHEREAS, MOMED HOLDING CO. and its subsidiaries wish to amend said trust agreement pursuant to the provision thereof, and

     WHEREAS, the amendments are substantial and the instrument will be easier to read and understand as a "restated" document,

     NOW, THEREFORE, this FIRST AMENDED AND RESTATED MOMED HOLDING CO.
SELF INSURED DIRECTORS AND OFFICERS LIABILITY TRUST AGREEMENT is made and entered in this 7th day of May, 1993, by and between MOMED HOLDING CO., a Missouri corporation, and its subsidiaries named in Paragraph 1.9 (herein "Companies"), and Boatmen's Trust Company, a trust company organized under the laws of the State of Missouri (herein "Trustee"), for the purpose of continuing the Self Insured Directors and Officers Liability Trust as set forth herein.

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                                 DEFINITIONS

     1.1 "Actuary" shall mean an independent actuary, insurance company, or broker, experienced in the field of general and professional liability, selected and employed by the COMPANIES.

     1.2 "Annual period of the Trust" shall mean twelve consecutive months, ending on December 31st of each year.

     1.3  The term "DIRECTORS AND OFFICERS liability losses"


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shall mean any liability or loss incurred by a Director or Officer of COMPANIES
(as defined in paragraph 1.9) arising out of or caused by the performance of their duties as an Officer or Director for which indemnity is not expressly prohibited by Missouri law, including any cost or expense incurred in the investigation, defense or payment of any claim against such Officer or Director.

     1.4 The term "covered persons" shall mean any Officer or Director of a Company as defined in Section 1.9 hereof.

     1.5  The term "effective date of this Trust" shall mean October 28, 1987.

     1.6 The term "effective date of termination" of this Trust shall mean the date established by resolution of MOMED HOLDING CO. Board of Directors in accordance with Article VII hereof.

     1.7 "Fund" shall mean the assets held from time to time by the Trustee subject to this Trust Agreement.

     1.8 "Applicable Law" shall mean the laws, statutes, rulings and regulations of Missouri, relating to indemnity of Directors and Officers for liability incurred in the performance of their duties in such capacity.

     1.9  "COMPANIES" shall mean MOMED HOLDING CO., MISSOURI MEDICAL
INSURANCE COMPANY, MOMEDICO PROFESSIONAL SERVICES, INC., PROFESSIONAL
LIABILITY ASSOCIATES, INC., and any subsidiary or affiliated corporations of COMPANIES or other corporations on which the Officers or Directors of COMPANIES serve at the request


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of COMPANIES pursuant to specific Board resolution authorizing such.

                                     II.

                                CONTRIBUTIONS

     2.1 The COMPANIES hereby appoint the Trustee and the Trustee agrees to serve as trustee of the Fund and to accept and be accountable for all contributions to the Fund in accordance with the terms hereof.

     2.2 The COMPANIES, at convenient times but at least annually, shall make appropriate contributions to the Trust, not less than the amount equal to the annual premium currently being charged for a comparable Directors and Officers liability policy with limits of $3 million annual aggregate until the funds int he trust equal $1 million. The amount of such annual contribution shall be increased annually by an amount equal to the increase in the Consumer Price Index as measured between January 1 of the current year and January 1 of the preceding year. The annual contribution may be decreased by an amount equal to the decrease int he consumer Price Index as measured between the dates identified within this section In any year when no contribution would otherwise be required because the Fund equals $1 million, a contribution shall be made in an amount equal to the annual premium or the increase int he Consumer Price Index between January 1 of the current year and January 1 of the preceding year multiplied by $1 million, whichever is the lesser amount, after application of the current year's net income. Any calculation or

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determination required pursuant to this Section 2.2 shall be done by the
COMPANIES.

     2.3 All income of the Fund shall be retained by the Trustee as part of the principal of the Fund.

     2.4 The Trustee shall have no duty to require that any contribution be made to the Trust, to determine the amount of any contributions to be made to the Trust or to determine that the Fund is adequate at any time to satisfy the obligations of this Trust. Any Officer or Director claiming any right to payment of any amount of assets held pursuant to this Trust shall look solely to the assets of this Trust, and the Trustee shall have no duty or responsibility to satisfy any such claim except as otherwise provided hereunder.

                                     III

                        PAYMENTS FROM THE TRUST FUND

     3.1 Subject to the provisions of Section 3.2, the Trustee shall make payments from the Fund to or on behalf of covered persons for Directors and Officers liability losses as such are defined in Section 1.3, arising as a result of occurrences before or after the effective date of the Trust and on or before the effective date of the termination of this Trust. The Trustee shall also make payments from the Fund in accordance with the provisions of Section
3.2 for the following expenses attributable to self-insurance program:

          (A)  Expenses of establishing the Trust;


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          (B)  Expenses for the administration of a claims management program;

          (C) Fees and expenses involved with the maintenance of the Trust by the Trustees;

          (D)  Legal and accounting expenses;

          (E) Costs of excess insurance if purchased by the Trustee as set forth herein;

          (F)  Costs of risk management if performed by the Trustee;

          (G)  Payment of all taxes due;

          (H)  Any other proper expenses.

     3.2 Except as otherwise provided under Section 3.4, the Trustee shall make disbursements from the Fund only upon prior receipt of a written direction from a designated officer of MOMED HOLDING CO. which states: (i) the amount of the requested disbursement; (ii) the name of the payee; (iii) a certification that payment is in accordance with this Article III; and (iv) a brief description of the nature of the claim or expense giving rise to the payment. Such officer shall submit such a direction with respect to all Directors and Officers liability losses which are covered by this Trust. The designated officer shall determine for each claim made whether the persons or losses in question are covered by this Trust, and its good faith determination of coverage or non-coverage shall be conclusive and binding on all persons. The Trustee shall have no duty or obligation to question any such direction of any such officer or


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determine whether any particular loss is covered or whether any payment made pursuant to the direction of any such officer is in conformity with this Trust Agreement, and shall be fully protected from all liability in making payments based upon such direction and in refraining from making any payment int he absence of any such direction.

     3.3 The expenses listed in Section 3.1 shall be payable and reimbursable from the Fund whether or not the COMPANIES use qualified in-house personnel or independent contractors, any of whom may be employees of the COMPANIES.

     3.4 The Trustee shall be entitled to a reasonable fee for its services hereunder as agreed to by the COMPANIES from time to time. The expenses incurred by the Trustee int he performance of its duties or otherwise in its capacity as trustee hereunder (including, without limitation, fees for authorized legal services rendered to the Trustee in any context pertaining to the Trust) and such fees for its services shall be payable from the Fund and shall constitute a lien upon such Fund until paid, provided, however, that the COMPANIES shall pay any such expenses and fees to the extent that assets of the Fund are insufficient for such purpose. No such fees shall be incurred without prior written approval or subsequent ratification of COMPANIES' representative, which approval or ratification shall not be unreasonably withheld.

     3.5 Neither the income of the Fund nor the Fund itself shall be subject to the debts of the COMPANIES or covered


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persons, nor shall they be subject to seizure by creditors of the COMPANIES or covered persons, nor shall any action be brought against the Trust on account of any cause of action against the COMPANIES or covered persons, and covered persons shall not have the right to transfer, encumber, borrow, assign, or hypothecate in any manner the Fund or their interest in the Trust.

     3.6 If any of the COMPANIES or any covered person is covered by a policy of Directors and Officers liability insurance with respect to Directors or Officers liability losses, the designated officer shall direct the Trustee to make payment only after exhaustion of all proceeds recoverable by such Company or covered person under such policy.

     3.7 The Board of Directors of MOMED HOLDING CO., not the Trustee, shall have the sole and complete discretion and responsibility to seek recovery for or on account of any payments made hereunder against any person or entity, whether by subrogation, indemnity, contribution, or otherwise. Any amounts so recovered by such action shall be paid to the Trust. No such action shall be taken for any liability or loss for which indemnity is provided by written agreement between any Officer or Director of the COMPANIES and the COMPANIES. In the event the COMPANIES are unable to assert any rights or remedies in its effort to seek recovery of any payments made hereunder as provided under this
Section 3.7, the Trustee shall, at the expense of the COMPANIES, cooperate with the COMPANIES in taking


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such actions as the COMPANIES may reasonably request in connection with any such recovery effort.

                                     IV

                              COVERAGE AMOUNTS

     4.1 The COMPANIES shall not direct the Trustee to make disbursements or payments during any calendar year for DIRECTORS AND OFFICER liability losses (excluding reimbursement for expenses as set forth in Section 3.1, subparagraphs (A) - (H)) which exceed 60 percent of the fund or Five Hundred Thousand dollars ($500,000.00), whichever is larger, for covered losses, including attorney's fees, costs, and expenses incurred in connection with investigation and defense of any claim or suit, sustained by one or more COMPANIES or covered persons as a result of any claim against a Director or Officer of COMPANIES covered hereunder.

     4.2 The Board of Directors of MOMED HOLDING CO., may at its option, and from time to time, notify the Trustee in writing with respect to any deductible from first dollar losses payable by the Trustee for any one occurrence or during any one annual period of the Trust; provided, however, the aggregate of said deductibles shall not be greater than $100,000 or 10% of the trust fund's net worth as certified in its last annual report.

                                      V

                  POWERS, RIGHTS AND DUTIES OF THE TRUSTEE

     5.1 The Trustee's duties and responsibilities shall be only those expressly set forth hereunder.


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     5.2  The Trustee shall, in all respects, be considered to have legal title to the Fund, and the Trustee assumes responsibility to properly administer, hold, manage, pledge, and control all property forming the Fund and to collect and receive the monies, interest, profits, and income arising therefrom all as provided for hereunder.

     5.3 The Trustee shall full power and authority to invest and reinvest the Fund in such securities, bonds, notes, and other investment sources (including any investment fund or deposit account of the Trustee or any affiliate of the Trustee) as it deems in the best interest of the Trust, subject to investment guidelines which the COMPANIES shall provide to the Trustee from time to time. In no event shall the Trustee loan amounts from the Fund to persons covered by this Trust Agreement.

     5.4 Subject to the investment guidelines established by the Companies, the Trustee shall have final authority to make investment decisions, and COMPANIES shall have no right to direct or otherwise require specific investments to be made by the Trustee.

     5.5 The entire net income and earnings of the Fund shall be accumulated, added to the principal of the Fund, and invested an reinvested, and shall be used in establishing the Fund to the maximum level of $1 million and any adjustments based upon the Consumer Price Index as provided in Section 2.2.

     5.6 The Trustee shall not have the power to appoint or engage the services of attorneys, auditors, financial advisors or


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other agents or to pay reasonable compensation to such appointees except upon prior written approval or subsequent ratification of the designated officer, which approval or ratification shall not be unreasonably withheld.

     5.7 The Trustee shall not have the power to compromise, settle, contest, prosecute, submit to arbitration, or abandon claims or other charges in favor or against the Trust, without prior written approval of the designated officer; provided, however that the Trustee shall have no duty or obligation to take any such action for the benefit of the Trust or the Fund unless it shall be first indemnified to its satisfaction.

     5.8 The COMPANIES may, in their sole discretion, at any time, direct the Trustee to merge this Trust with other self-insurance trusts upon receipt of an opinion of counsel, which may be the counsel of the COMPANIES, advising the Trustee that such merger is in accordance with existing laws.

     5.9 The Trustee is hereby authorized and empowered to purchase excess insurance coverage, but only upon prior written direction of the designated officer. If the Trustee is so directed, the Trustee shall have no duty or obligation to question any such direction or to review the form of any contract or policy of insurance coverage or of the relation of the issuer or issuers thereof, or to make suggestions to any person with respect to the form or the terms of any such contracts or policies. In the event any such contracts or policies are purchased as provided hereunder, the COMPANIES may direct the


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Trustee to exercise or may exercise directly the powers of the contract holder under any such contracts or policies, and the Trustee shall exercise such powers only upon the direction of the COMPANIES.

     5.10 The Trustee shall maintain accurate and detailed records and accounts of all transactions effected by it hereunder. The Trustee shall submit to the designated officer such evaluations, reports or other information as he may reasonably require.

     5.11 The Trustee shall forward to the designated officer a financial statement no later than thirty (30) days after the end of each Annual Period of the Trust or such other time to which the parties may agree. This statement shall show the balance in the Fund at the beginning of the period, current period contributions, other transactions effected by the Trustee, and the ending Fund balance. This report and the Trustee's records shall be available for intermediary review and audit by persons authorized by the COMPANIES, at all reasonable times.

     In the absence of any exception thereto filed in writing with the Trustee within sixty (60) days after the date of filing of any such account with the COMPANIES, any such account shall constitute a final accounting by the Trustee and shall discharge and release the Trustee from all claims, liabilities and accountabilities to any person with respect to the propriety of all acts and transactions as shown in such report and shall be binding and conclusive upon all persons, except with respect to


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any such acts or transactions as to which the COMPANIES shall within such sixty
(60) day period file with the Trustee written objections.

     The Trustee and the COMPANIES, or either of them, shall have the right to apply at any time to a court of competent jurisdiction for the judicial settlement of the Trustee's account and, in any case, it shall be necessary to join as parties thereto only the Trustee or the COMPANIES, as the case may be, and any judgment or decree which may be entered therein shall be conclusive and binding upon all persons having or claiming to have any interest in the Fund or under the Trust, and the cost of any such proceeding shall be paid from the Fund.

     5.12 All duties and obligations imposed upon the Trustee by this Trust Agreement shall be carried out with the care, skill, prudence, and diligence, under the circumstances then prevailing, that a prudent individual acting in like capacity and familiar with such matters would use. The permissive right of the Trustee to do things enumerated int his Trust Agreement shall not be construed as a duty.

     5.13 Subject to the provisions and limitations contained elsewhere herein, and in addition to the foregoing, the Trustee shall have all powers necessary to hold in trust and administer the Fund as contemplated hereby, including, without limitation, the following additional powers:

     (1) To purchase, sell, convey, exchange, convert, transfer, divide or otherwise acquire or dispose of any property at any


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time held in Trust hereunder, and generally to make, execute, acknowledge and deliver any and all instruments whenever such action may be required to perform its objectives hereunder;

     (2) To hold uninvested any cash of the Fund and to create reserves of cash or other assets of the Fund, without liability for interest thereon, for the payment of expenses, or for distributions pursuant to this Trust, or for any other purpose in connection with this Trust;

     (3)     To write or purchase call or put options;

     (4) To enter into commodity contracts and to take appropriate action in connection with such contracts;

     (5) To vote, to give general or special proxies or powers of attorney, with or without power of substitution, or to refrain from voting, in respect of any securities held by the Fund, to exchange securities, to sell or exercise stock subscriptions rights, or conversion privileges, or other options, to oppose or to consent to or otherwise participate in foreclosures, reorganizations, recapitalizations, consolidations, mergers, liquidations, and similar transactions with respect to such securities;

     (6) To deposit any property in any voting trust, or with any protective reorganization or similar committee, or with depositories designated thereby; to delate power thereto, and to pay or agree to pay part of its expenses and compensation and any assessments levied with respect to any property so deposited;

     (7)     To pay the expenses and taxes of the Trust out of the


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Fund, including, without limitation, reasonable expenses and compensation for its services as Trustee;

     (8) To register or cause to be registered securities or other property of the Trust in the Trustee's name as Trustee hereunder, or in the name of any nominee, with or without indication of the capacity in which such securities or other property are held, or to hold any securities or other property in bearer form;

     (9) To hold securities in a margin account with a brokerage firm and to borrow against the value of such securities to the extent permitted by law, but the books and records of the Trust shall at all times show that all such investments are part of the Fund;

     (10) To deposit any securities with stock clearing corporations or similar organization, whether located within the State of Missouri or in another state of the United States of America or elsewhere;

     (11) To lend securities of the Fund and to invest and reinvest any cash collateral deposited as security for the property so loaned; provided that any such loan of securities shall be made pursuant to a written agreement between the COMPANIES and the Trustee which agreement shall set forth the terms and conditions of the Trustee's appointment as securities lending agent.

     5.14 To the extent the Trustee is required by applicable law to pay or withhold any taxes or to file any reports in connection


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therewith or otherwise on behalf of the Trust or any officer or director covered by this Trust, the COMPANIES shall inform the Trustee of any such obligation, shall direct the Trustee with respect to the performance of such obligations and shall provide the Trustee with all information required by the Trustee to meet such obligations.

                                     VI

               RESIGNATION, REMOVAL AND SUCCESSION OF TRUSTEE

     6.1 The COMPANIES may, by resolution of the Board of Directors of MOMED HOLDING CO., remove the Trustee at any time and appoint a successor trustee, which removal and appointment shall become effective when a copy of said resolution certified by an officer of the MOMED HOLDING CO. and an acceptance of the Trust signed by the successor trustee so appointed, is delivered to the Trustee; provided, however, that the successor trustee shall be qualified under all laws, including any applicable laws and regulations pertaining to trust companies.

     6.2 The Trustee may resign by delivering to the designated officer a written resignation to take place sixty (60) days after such deliver or at any other time with the COMPANIES' consent.

     6.3 All of the provisions set forth herein with respect to the Trustee shall relate to and be binding upon the successor trustee.

     6.4 Upon the appointment of the successor trustee, the removed or resigning Trustee shall transfer and deliver the Fund to such successor trustee. No successor trustee shall be liable

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for acts or omissions of any prior trustee or be obligated to examine the accounts, records or acts of any prior trustee or trustees.

     6.5 Upon removal or resignation of the Trustee, a successor trustee or trustees, corporate or individual, with the same powers and duties as those conferred upon the Trustee hereunder, subject to such changes as the COMPANIES may then determine, shall be appointed by an instrument in writing executed by the COMPANIES and the successor trustee or trustees. If no successor trustee is appointed within sixty (60) days from the effective date of the Trustee's resignation or receipt of notice of removal, as the case may be, the Trustee may proceed in any court of competent jurisdiction to have the court appoint a successor trustee, and the cost of such proceeding shall be paid from the Fund. As of the effective date of the appointment of and acceptance by a successor trustee or trustees, the removed or resigned Trustee shall transfer and deliver the Fund to such successor trustee or trustees in accordance wit the directions of the COMPANIES; provided, however that the Trustee is authorized to reserve such sum of money s to it may deem advisable for the payment of any outstanding taxes or other liabilities of the Fund and its reasonable compensation and expenses (including, without limitation, any legal expenses), and any balance of such reserve remaining after the payment of such taxes, liabilities, compensation and expenses shall be paid over to the successor trustee or trustees as provided in this Section.


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                                     VII

                            TERMINATION OF TRUST

     7.1 The COMPANIES, by resolution of the Board of Directors of MOMED HOLDING CO., may terminate this Trust by delivering to the Trustee, at least thirty (30) days prior to the effective date of termination, a resolution of the such Board to that effect, certified by an officer of the COMPANIES.

     7.2 In no event shall the COMPANIES direct the Trustee to return any assets to the COMPANIES upon termination of this trust (i) except such assets, if any , which remain after the satisfaction of all fixed and contingent liabilities to persons entitled to payment from the Fund, or (ii) unless adequate provisions have been made for the satisfaction of all fixed and contingent liabilities through either commercial insurance or in accordance with an actuarial determination of the appropriate reserve for such liabilities. In either case, any such determination shall be made by the COMPANIES in its sole discretion, and the Trustee shall have no duty or obligation to question any such determination or direction of the COMPANIES and shall be fully protected for acting in accordance therewith.

     7.3 Until such time as all liabilities of the Trust have been paid or provided for or the statute of limitations has run on such liabilities, all as determined by the COMPANIES, the Trustee shall continue to hold, invest, administer, liquidate and distribute the Fund pursuant to the provisions of this Trust Agreement.


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                                    VIII

                                 AMENDMENTS

     8.1 The COMPANIES may, by resolution of the MOMED HOLDING CO. BOARD, amend this Trust Agreement and any exhibits thereto by delivering to the Trustee said resolution certified by an officer of such Company and said amendment shall become effective upon the date set forth int he resolution; provided, however, that no amendment shall be made to this Trust Agreement which shall affect the rights, duties, responsibilities or liabilities of the Trustee without its prior written consent. No amendment shall withdraw from the Trust any funds below the maximum level of $1 million as adjusted for changed in the Consumer Price Index as provided in Section 2.2, unless alternative arrangement have been made to protect the COMPANIES, their Officers and Directors from liabilities covered herein, in which case the COMPANIES shall represent to the Trustee that such condition has been satisfied.

                                     IX

                                MISCELLANEOUS

     9.1 This Trust Agreement has been established in the State of Missouri and all issues pertaining to its validity, construction, and administration shall be determined in accordance with the laws of that State.

     9.2 In the event any provision of this Trust Agreement shall be held illegal or invalid, for any reason, then such portion shall be stricken and the remaining portions of the Trust


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Agreement shall be fully severable and remain in effect.

     9.3 Neither the creation of this Trust nor anything contained in this Trust Agreement shall be construed as giving any person or entity entitled to protection hereunder an equity or other interest in the assets, business or affairs of the COMPANIES.

     9.4 This agreement shall inure to the benefit of and be binding upon any successor or assign of any party hereto.

     9.5 It is it he intent of the COMPANIES and the Trustee that this Trust Agreement conform to all applicable requirements of the laws of the State of Missouri relating to self insurance trusts, so that the COMPANIES shall be entitled to deduct as expenses its contributions to the trust and its expenses related to its self insurance program, and all provision of this trust agreement shall be interpreted in accordance with such objective; provided, however, that the COMPANIES shall be solely responsible for the conformity of this Trust Agreement to any such laws.

     9.6 Until the Trustee is advised otherwise in writing, the "designated officer" shall be the President of MOMED HOLDING CO..

     9.7 Any action by the COMPANIES pursuant to this Trust Agreement shall be satisfactorily evidenced to the Trustee by a certified copy of a resolution of the Board of Directors of the COMPANIES or by any certificate, notice, order, request, instruction, direction or objection of the COMPANIES which the Trustee believes to be genuine and which purports to have been signed by any authorized officer of the COMPANIES. The COMPANIES


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shall notify the Trustee in writing of the identity or the names of persons authorized to act with respect to the Trust, and the Trustee may assume, and shall be fully protected in so assuming, that the person or persons so identified or named remain unchanged until advised to the contrary and in acting accordingly.

     9.8 Any certificates, notices, orders, requests, instructions, directions or objections of the COMPANIES or other person authorized to act with respect to the Trust pursuant to this Trust Agreement shall be satisfactorily evidenced to the Trustee by a written statement (provided, however, that the Trustee may, in its sole discretion, accept oral notices, orders, requests, instructions, directions and objections subject to confirmation in writing). The Trustee may act upon any certificate, notice, order, request, instruction, direction or objection purporting to have been signed on behalf of the COMPANIES or other person authorized to act with respect to the Trust which the Trustee believes to be genuine and to have been executed by the COMPANIES or by any such other person, and shall be fully protected for acting in accordance therewith or for failing to act in the absence thereof. Communications to the Trustee shall be sent to the Trustee's office or to such other address as the Trustee shall specify in writing, and such communications to the Trustee shall be binding upon the Trust and the Trustee when received by the Trustee. The Trustee shall be fully protected in acting in accordance with directions received


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by it through authenticated telecommunications facilities, including, without limitation, communications effected directly between electro-mechanical or electronic devices, to the same extent as if directions were in writing.

     9.9 The Trustee may consult with legal counsel, who may also be counsel for the COMPANIES or its own counsel, with respect to the meaning or construction of this Trust Agreement, or its obligations and duties hereunder, and shall be fully protected with respect to any action taken or omitted by it in good faith pursuant to the advice of any such counsel. If a dispute shall arise as to any act to be performed by it, the Trustee may, in its discretion, postpone performance of such act until adjudication of such dispute shall be made in a court of competent jurisdiction and shall not be required to commence, defend or participate in any litigation until it has been indemnified against loss or liability to its satisfaction.

     9.10 In recognition of the burden and cost of litigation and other costs which may be imposed upon the Trustee as a result of an alleged or actual act, or failure to act, on the part of the Trustee, the COMPANIES, a custodian or trustee other than this Trustee, or any other person, and in consideration for the Trustee's execution of this Agreement, the COMPANIES agree to indemnify the Trustee, individually and as Trustee, against any and all loss, cost, damage, expense, liability or claim (including, without limitation, reasonable attorney's fees and expenses) which the Trustee may incur or pay out by reason of any


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alleged or actual act, or failure to act, on the part of the Trustee, the
COMPANIES, a custodian or trustee other than this Trustee or any other person. The undertaking of this Section 9.10 shall survive the amendment or termination of this Trust Agreement or the resignation or removal of the Trustee.

     The Trustee shall not be liable to any person for any obligations or liabilities of the fund or any other entity or person, but each such person shall look solely to the assets of the Fund or to such other entity or person, as the case may be, for satisfaction of such obligations and liabilities.

                                      X

                                COUNTERPARTS

     10.1 This Agreement may be executed in one or more identical counterparts, each of which shall be deemed on original, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the COMPANIES and the Trustee have cause this Trust Agreement to be executed on the day and year first above written.

(CORPORATE SEAL)
                                             COMPANIES

Attest: /s/ James M. Stokes, M.D             BY /s/ Richard V. Bradley, M.D
       ---------------------------------       -------------------------------
          SECRETARY                                 PRESIDENT



(CORPORATE SEAL)                             BOATMEN'S TRUST COMPANY

Attest: /s/ Timothy Lakewood                 BY /s/ GREGORY J. REYNDERS  V.P.
       ---------------------------------       -------------------------------
          SECRETARY  Assistant Secretary            GREGORY J. REYNDERS



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